UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 12, 2010

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2010, the Executive Committee of the Board of Directors of WPCS International Incorporated (the “Company”) approved new employment agreements (the “Agreements”) with Andrew Hidalgo to serve as the Company’s President and Chief Executive Officer and Joseph Heater to serve as Chief Financial Officer.  The Agreements are effective as of February 1, 2010 and have a term of five years.  Upon each one year anniversary, the Agreements will automatically renew for another five years from the anniversary date.  The base salary under the Agreements is $325,000 and $250,000 per annum for Messrs. Hidalgo and Heater, respectively. In addition, Messrs. Hidalgo and Heater are entitled to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01           Employment Agreement, effective as of February 1, 2010, by and between WPCSInternational Incorporated and Andrew Hidalgo

10.02           Employment Agreement, effective as of February 1, 2010, by and between WPCSInternational Incorporated and Joseph Heater

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: February 16, 2010	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer